Exhibit 99.4

Item 15.	Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this report:

1.	Financial Statements

See “Index to Consolidated Financial Statements” in Part II, Item 8 hereof.

2.	Financial Statement Schedules

Schedule II — Valuation and Qualifying Accounts

All other financial statement schedules are omitted because they are not required or applicable under instructions contained in Regulation S-X or because the information called for is shown in the financial statements and notes thereto.

3. Exhibits

The exhibits listed on the "Exhibit Index" on pages 125-127 hereof are filed with this report or incorporated by reference as set forth therein.

VISTEON CORPORATION AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	(Benefits)/ Charges to Income	Deductions(a)	Other(b)	Balance at End of Period
	(Dollars in Millions)
Year Ended December 31, 2014:
Allowance for doubtful accounts	$7	$1	$—	$7	$15
Valuation allowance for deferred taxes	1,710	(8)	—	(15)	1,687
Year Ended December 31, 2013:
Allowance for doubtful accounts	$7	$(1)	$—	$1	$7
Valuation allowance for deferred taxes	1,695	52	—	(37)	1,710
Year Ended December 31, 2012:
Allowance for doubtful accounts	$8	$(5)	$—	$4	$7
Valuation allowance for deferred taxes	1,657	(9)	—	47	1,695
____________

(a)	Deductions represent uncollectible accounts charged off.

(b)	Valuation allowance for deferred taxes

Represents adjustments recorded through other comprehensive income, exchange and valuation allowance charges allocated to discontinued operations.